                                                        Exhibit 2.2


                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of December 30, 1997 by and among Segue Software, Inc., a Delaware corporation ("Buyer"), SGE Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), SQLBench International, Inc., a Georgia corporation ("SQLBench"), and each holder of the capital stock of SQLBench, which include Klaus K. Obermeier and Susan P. Obermeier, (the "Stockholders" and, together with SQLBench, the "Sellers").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the SQLBench Stockholders own of record and beneficially all of the issued and outstanding capital stock of SQLBench, consisting of 10,000 shares of SQLBench's Common Stock, $.10 par value per share (said shares being referred to herein as the "SQLBench Shares"); and

     WHEREAS, the SQLBench Stockholders desire to sell all of the SQLBench Shares to Buyer, and Buyer desires to acquire all of the SQLBench Shares pursuant to a forward triangular merger.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


 SECTION 1.   THE MERGER.
 ---------    ----------

         1.1  The Merger.
              ----------

              1.1.1  The Merger.  On the terms and subject to the conditions
                     ----------
set forth in this Agreement, at the Effective Time (as defined in Section 1.1.3 hereof), in accordance with this Agreement, the Delaware General Corporation Law (the "Delaware Law") and the Georgia Business Corporation Code (the "Georgia Code"), SQLBench shall merge with and into Merger Sub (the "Merger"), the separate existence of SQLBench shall cease and Merger Sub shall continue, as a wholly-owned subsidiary of Buyer, as the surviving corporation under the corporate name SGE Merger Corp. Merger Sub, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Merger Sub and SQLBench are sometimes referred to collectively herein as the "Constituent Corporations."

              1.1.2  Effect of the Merger.  At and after the Effective Time, the
                     --------------------
Merger shall have the effects set forth in Sections 259 and 261 of the Delaware Law and Section 14-2-1106 of the Georgia Code.

              1.1.3  Consummation of the Merger.   On the Closing Date, the
                     --------------------------
parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, Section 251 of the Delaware Law. On the Closing Date, the parties hereto shall cause (a) Articles of Merger to be filed with the Secretary of State of Georgia, in such form as required by, and executed in accordance with, Section 14-2-1105 of the Georgia Code and (b) publication of notice of merger to be made as required by Section 14-2-1105.1 of the Georgia Code. The Merger shall be effective as of the date of filing of the Certificate of Merger (the "Effective Time").

              1.1.4  Certificate of Incorporation.  From and after the
                     ----------------------------
Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be and become the Certificate of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

              1.1.5  By-Laws.  The By-Laws of Merger Sub, as in effect
                     -------
immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

              1.1.6  Directors and Officers. The directors and officers of
                     ----------------------
Merger Sub holding office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

              1.1.7  Conversion of Shares.  At the Effective Time, by virtue of
                     --------------------
the Merger, the manner and the basis of converting the shares of capital stock of SQLBench and Merger Sub shall be as follows:

                     (a) each share of SQLBench Common Stock (without regard to class) issued and outstanding at the Effective Time (the "SQLBench Shares" or the "Shares") shall, by virtue of the Merger and without any action on the part of the Stockholders or SQLBench, be converted into the right to receive the following consideration (the "Merger Consideration"):

                          (i)     $1,392,400 (the "Aggregate Cash Consideration
Amount") divided by 10,000 (the "Per Share Cash Consideration Amount"); and

                          (ii)    that fraction of Buyer Common Stock, the
numerator of which equals 143,885 and the denominator of which equals 10,000. The aggregate number of shares of Buyer's Common Stock deliverable pursuant to this Section 1.1.7(a)(ii) shall be hereinafter referred to as the "Buyer Shares;" and

                     (b) all of the certificates representing the SQLBench Shares, by virtue of the Merger and without any action on the part of the Stockholders or SQLBench, shall be deemed to be no longer outstanding, shall not be transferable on the books of the Surviving Corporation, and shall represent solely the right to receive the amount determined pursuant to Section 1.1.7(a) hereof.

              1.1.8  Manner of Payment.  At the Effective Time, Buyer shall (i)
                     -----------------
pay by wire transfer to an account designated by the Stockholders' Representative (as defined below) for the account of the Stockholders an amount, in immediately available funds, equal to one-half ( 1/2) of the Aggregate Cash Consideration Amount, (ii) deliver to the Stockholders' Representative for the account of the Stockholders, the Note (as defined below) and (iii) deliver to the Stockholders' Representative for the account of the Stockholders, the Buyer Shares.

         1.2  Promissory Note.  At the Effective Time, Buyer shall execute and
              ---------------
deliver to the Stockholders' Representative on behalf of the Stockholders a subordinated promissory note of Buyer (the "Note") in a principal amount equal to $696,200, such Note to be dated the date of the Closing and to be in substantially the form of Exhibit 1.2 attached hereto. At such time or times as
                          -----------
any amounts become due and payable under the Note in accordance with the terms thereof, Buyer shall pay or cause to be paid to the Stockholders' Representative, as paying agent, in immediately available funds, the amounts then due and payable under the Note, such amounts so deposited with Stockholders' Representative to be distributed by the Stockholders' Representative in the manner provided in, and otherwise to be subject to the terms of, this Agreement. At such time as all obligations under the Note are satisfied in full, the Stockholders' Representative shall deliver to Buyer the Note marked "CANCELED."

         1.3  Lock-up Agreement.  Each Stockholder agrees not to sell, pledge,
              -----------------
encumber or otherwise transfer or dispose of all or any portion of the Buyer Shares issued to such Stockholder hereunder during the two (2) year period following the Closing Date. Buyer may impose stop-transfer instructions with respect to the Buyer Shares subject to the foregoing restriction until the end of such two (2) year period.

         1.4  Stockholders' Representative.
              ----------------------------

                   (a) In order to administer efficiently (i) the implementation of the Agreement by the Stockholders, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby and (iii) the settlement of any dispute with respect to the Agreement, the Stockholders hereby designate Mr. Klaus Obermeier as their representative (the "Stockholders' Representative").

                   (b) The Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Stockholders, the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement.

                   (c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, Susan P. Obermeier shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of it by the Stockholders.

                   (d) All decisions and actions by the Stockholders' Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                   (e) By their execution of this Agreement, the Stockholders agree that:

                        (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

                         (ii)  all actions, decisions and instructions of the
Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                         (iii) remedies available at law for any breach of the
provisions of this Section 1.4 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this
Section 1.4; and

                         (iv)  the provisions of this Section 1.4 are
independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder.

                   (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders.

     1.5 Closing.  The transactions contemplated by this Agreement shall be
         -------
consummated at the closing (the "Closing") which will take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on December 30, 1997, or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and the Sellers (the "Closing Date").

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
---------      --------------------------------------------------

         2.1  Making of Representations and Warranties.  As a material
              ----------------------------------------
inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Stockholders jointly and severally hereby makes to Buyer the representations and warranties contained in this Section 2.

         2.2  Organization and Qualifications of SQLBench.  SQLBench is a
              -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of Georgia with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of SQLBench's Certificate of Incorporation as amended to date, certified by the appropriate governmental officer, and By-laws, as amended to date, certified by SQLBench's Clerk or Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. SQLBench is not in violation of any provision of its Certificate of Incorporation or By-laws. SQLBench is not qualified to do business as a foreign corporation in any state or jurisdiction.

         2.3  Subsidiaries.  SQLBench has no subsidiaries and does not own any
              ------------
securities issued by any other business organization or governmental authority. SQLBench does not own and does not have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

         2.4  Capital Stock; Beneficial Ownership.  The authorized capital
              -----------------------------------
stock of SQLBench consists of 1,000,000 shares of common stock, $.10 par value per share, of which 10,000 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 990,000 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of SQLBench. None of the capital stock of SQLBench has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of SQLBench to which SQLBench or any Stockholder is a party. The Stockholders own beneficially and of record all of the outstanding shares of capital stock of SQLBench which consists solely of the SQLBench Shares set forth on Schedule 2.4 hereto.
                             ------------

         2.5  Authority of SQLBench.  SQLBench has full right, authority and
             ---------------------
power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by SQLBench pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by SQLBench of this

Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of SQLBench and its stockholders and no other action on the part of SQLBench or its stockholders or otherwise is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by SQLBench pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of SQLBench enforceable in accordance with their terms. The execution, delivery and performance by SQLBench of this Agreement and each such agreement, document and instrument:

                   (i) do not and will not violate any provision of the Certificate of Incorporation (or similar organizational document) or By-laws of SQLBench;

                   (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to SQLBench or require SQLBench to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except where the failure of which will, individually or in the aggregate, not result in a material adverse affect on the business or prospects of SQLBench; and

                   (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which SQLBench is a party or by which the property of SQLBench is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of SQLBench's assets or property or on the SQLBench Shares.

         2.6 Real and Personal Property.
             --------------------------

               (a)     Owned Real Property.  SQLBench does not own any real
                       -------------------
property.

               (b)     Leased Real Property.  All of the real property leased by
                       --------------------
SQLBench, as tenant or lessee, is identified on Schedule 2.6(b) hereto
                                                ---------------
(collectively referred to herein as the "Leased Real Property"). The Stockholders hereby make the following representations and warranties with respect to the Leased Real Property:

                   (i) SQLBench holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property;

                   (ii) None of the Sellers is aware of any material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and, to the knowledge of the Sellers, all of such improvements are in reasonable operating condition and repair, have been maintained in accordance with past practice and are free from material infestation by rodents or insects;

                   (iii) The copies of the lease (the "Lease") for the Lease Real Property delivered by SQLBench to Buyer is complete, accurate, true and correct;

                   (iv) The Lease is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;

                   (v) All obligations of the landlord or lessor under the Lease which have accrued have been performed, and to the best of the knowledge of the Stockholders, no landlord or lessor is in default under the Lease;

                   (vi) All obligations of SQLBench under the Lease which have accrued have been performed, and SQLBench is not in default under the Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by SQLBench; and

                   (vi) SQLBench has obtained or will obtain prior to the Closing the consent of the landlord or lessor under the Lease whose consent is required to the transfer of the Leased Real Property to Buyer, and such transfer will not give the landlord or lessor under the Lease any remedy, including, without limitation, any right to declare a default under the Lease.

               (c)     Personal Property.  A complete description of SQLBench's
                       -----------------
fixtures, machinery, equipment and other tangible personal property is contained in Schedule 2.6(c) hereto.  SQLBench has good and marketable title
             ---------------
to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge. All leasehold improvements, furnishings, machinery, equipment and other tangible personal property of SQLBench have been maintained consistent with past practice, are suitable for the purposes for which they are intended and are in good repair.

               (d)     No Third Party Rights.  Neither TEK Channels
                       ---------------------
International Inc. nor any other person or entity has any right, title or interest in any assets or property used in the operation of the business of SQLBench.

         2.7 Financial Statements.
             --------------------

               (a) Sellers have delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7:
                                                   ------------

                   (i) Unaudited Balance sheet of SQLBench for the fiscal year ending on December 31, 1996 and statements of income and retained earnings for the year then ended, with appropriate footnotes, certified by SQLBench's chief financial officer.

                   (ii) A balance sheet of SQLBench as of December 19, 1997 (the "Base Balance Sheet") and statements of income and retained earnings for the period then ended, with appropriate footnotes, certified by SQLBench's chief financial officer.

Except as set forth on Schedule 2.7 hereto, said financial statements have been
                       ------------
prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of SQLBench at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby.

               (b)     Except as reflected on the Base Balance Sheet or
Schedule 2.7 hereto, as of the date of the Base Balance Sheet, SQLBench had no
------------
liabilities ofany nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of SQLBench or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date).

               (c)     Except as reflected on the Base Balance Sheet or
Schedule 2.7 hereto, as of the date hereof and as of the Closing, SQLBench does
------------
not and will not have liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of SQLBench or the conduct of its business prior to the date hereof or the Closing, regardless of whether claims in respect thereof had been asserted as of such date).

         2.8 Taxes.
             -----

               (a)     Except as set forth on Schedule 2.8 hereto, SQLBench has
                                              ------------
paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by SQLBench through the date hereof whether disputed or not.

               (b)     Except as set forth on Schedule 2.8 hereto, SQLBench has
                                              ------------
in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to SQLBench for taxable periods ended on or after October 22, 1996, are set forth in Schedule 2.8 hereto, and said Schedule
                                         ------------
indicates those returns that have been audited or currently are the subject of an audit. SQLBench has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns listed on said Schedule, and of all examination reports and statements of deficiencies assessed against or agreed to by SQLBench with respect to said returns. SQLBench is not required to file a foreign tax return, or to pay any Stockholders' foreign taxes, in connection with the business conducted by SQLBench.

               (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the Stockholders, threatening to assert against SQLBench any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where SQLBench does not file reports and returns that SQLBench is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of SQLBench that arose in connection with any failure (or alleged failure) to pay any Taxes. None of the Sellers has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended, (the "Code").

               (d) There has not been any audit of any tax return filed by SQLBench for any tax period, no audit of any tax return of SQLBench is in progress, and SQLBench has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by SQLBench is in force, and no waiver or agreement by SQLBench is in force for the extension of time for the assessment or payment of any Taxes.

               (e) None of the Sellers has been (and has no liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). SQLBench has never filed, nor has it been required to file, a consolidated, combined or unitary tax return with any other entity. SQLBench does not own, nor has it ever owned, a direct or indirect interest in any trust, partnership, corporation or other entity, nor is any such interest necessary to conduct the business of SQLBench, and Buyer is not acquiring from any Seller an interest in any such entity (except for the capital stock of SQLBench). No such entity is a party to any tax sharing agreement.

               (f) None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

               (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections.

         2.9 Accounts Receivable.  All of the accounts receivable of SQLBench
             -------------------
the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. SQLBench does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with SQLBench or from any director, officer or employee of SQLBench, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.1 Absence of Certain Changes.  Since the date of the Base Balance
             --------------------------
Sheet, there has not been:

                   (i) any change in the financial condition, properties, assets, liabilities, business or operations of SQLBench which change by itself or in conjunction with all other such changes, has been materially adverse with respect to SQLBench;

                   (ii) any contingent liability incurred by SQLBench as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any material right of, SQLBench;

                   (iii) any mortgage, encumbrance or lien placed on any of the assets or properties of SQLBench which remain in existence on the date hereof or will remain on the Closing Date;

                   (iv) any obligation or liability of any nature incurred by SQLBench whether accrued, absolute, contingent or otherwise, asserted or unasserted (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by SQLBench or the conduct of SQLBench's business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                   (v) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of SQLBench other than in the ordinary course of business;

                   (vi) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of SQLBench;

                   (vii) any other transaction entered into by SQLBench other than transactions in the ordinary course of business; or

                   (viii) any agreement or understanding whether in writing or otherwise, for SQLBench to take any of the actions specified in paragraphs (i) through (vii) above.

         2.1 Ordinary Course.  Since the date of the Base Balance Sheet,
             ---------------
SQLBench has conducted its business and operations only in the ordinary course and consistently with its prior practices. Seller has transferred and disposed of the assets identified on Schedule 2.11 hereto
                            -------------
outside of the ordinary course of business prior to the date of the Base Balance Sheet, which transfer is reflected in the Base Balance Sheet. Buyer and Merger Sub consent to such transfer.

         2.12 Banking Relations.  All of the arrangements which SQLBench has
              -----------------
with any banking institution are completely and accurately described in

Schedule 2.12 hereto, indicating with respect to each of such arrangements the
-------------
type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.13 Intellectual Property.
              ---------------------

               (a) Except as set forth in the License and Distribution Agreement between SQLBench and ARC - Dr. Ambichl & Dr. Reindl Communication GmbH dated November 1, 1996, SQLBench owns no right, title or interest in or to any patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other technology or proprietary rights developed or discovered in connection with or contained in the SQLBench and SQLBench.web products (the "SQLBench Products"). Except as set forth in Schedule 2.13, SQLBench owns all right, title and interest in and to
         -------------
all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of SQLBench's business as conducted to the date hereof or contemplated, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Proprietary Rights"). The foregoing representation as it relates to Third Party Technology (as hereinafter defined) is limited to SQLBench's interest pursuant to the Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant SQLBench such right to Third Party Technology as are employed in or necessary to the business of SQLBench as conducted or proposed to be conducted prior to the Closing Date.

               (b)     Schedule 2.13 hereto contains an accurate and complete
                       -------------
description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered and unregistered copyrights in or related to the SQLBench Products owned by SQLBench, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any software, technology, know-how, or processes that SQLBench is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by SQLBench (such software, technology, know-how and processes are collectively referred to as the "Third Party Technology"). All of SQLBench's trademark or trade name registrations related to the SQLBench Products and all of SQLBench's copyrights in any of the SQLBench Products are valid and in full force and effect; and consummation of the transactions contemplate hereby will not alter or impair any such rights. There is no material default by any party to any Third Party License and all of SQLBench's rights thereunder are freely assignable. To the knowledge of the Sellers, the licensors under such Third Party Licenses have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of such Third Party Licenses, and any amendments thereto, have been provided to Buyer.

               (c) No claims have been asserted against SQLBench or any of the Stockholders (and neither SQLBench nor any of the Stockholders is aware of any claims which are likely to be asserted against SQLBench or any of the Stockholders or which have been asserted against others) by any person challenging SQLBench's use or distribution of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by SQLBench (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the Sellers' knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any way relate to or interfere with the continued enhancement and exploitation by SQLBench of any of the SQLBench Products. None of the SQLBench Products nor the use of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by SQLBench in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any trade secret, copyright, trademark or trade name, or, to the knowledge of the Sellers, any patent.

               (d) All licenses or other agreements pursuant to which the Sellers have granted rights to others in Proprietary Rights owned or licensed by the Sellers are listed on Schedule 2.13.  All of such licenses or agreements
                             -------------
are in full force and effect, there is no default by any party thereto and all of Sellers' rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer. Except as set forth in Schedule 2.13, the Sellers have not
                                          -------------
granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the SQLBench Products or any adaptations, translations, or derivative works based on the SQLBench Products or any portion thereof, including, without limitation, as a value added reseller. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any underlying works or materials of which any of the SQLBench Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (e) Except as set forth on Schedule 2.13, no designs, drawings,
                                     -------------
specifications, source code, object code, documentation, flow charts or diagrams incorporating, embodying or reflecting any of the SQLBench Products at any stage of their development (the "SQLBench Components") were written, developed and created in whole or in part by any employee of SQLBench with or without the assistance of any third party or entity or were created by third parties (including, without limitation, each of the Stockholders), who assigned ownership of their rights to SQLBench in any manner. The Sellers have at all times used commercially reasonable efforts to treat the SQLBench Products and the SQLBench

Components as containing trade secrets and have not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

               (f) To the Sellers' knowledge, no employee of SQLBench is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with SQLBench or, to the best of the Sellers' knowledge, any other party, including, without limitation, any previous employer, because of the nature of the business conducted by SQLBench or proposed to be conducted by SQLBench.

               (g) Each person presently or previously employed by SQLBench (including independent contractors, if any) employed in a research and development or other technical position has executed a confidentiality and non-disclosure agreement previously provided to Purchaser or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of SQLBench and such person, enforceable in accordance with their respective terms. To the best of SQLBench's and each of the Stockholder's knowledge, neither the execution or delivery of such agreements, nor the carrying on of SQLBench's business as employees by such persons, nor the conduct of SQLBench's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated. SQLBench is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer or any past or present employee of SQLBench. Neither SQLBench nor, to the knowledge of the Sellers, any of SQLBench's employees have any agreements or arrangements with any persons other than SQLBench related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature.

               (h) No product liability or warranty claims which individually or in the aggregate could exceed Five Thousand Dollars ($5,000) have been communicated to or threatened against SQLBench nor, to the best of the Sellers' knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim. SQLBench has provided to Buyer an accurate list of all errors or "bugs" in the SQLBench Products which are contained in the computer databases which SQLBench maintains for the purpose of tracking errors and "bugs" in its software. Such list is set forth as Schedule 2.13(h).
                                                      ----------------

         2.1 Contracts.  Except for contracts, commitments, plans, agreements
             ---------
and licenses (true and complete copies of which have been delivered to Buyer) described in Schedule 2.14 hereto, SQLBench is not a party to or subject to:
             -------------

                   (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                   (ii) any employment contract or contract for personal services;

                   (iii) any contract or agreement relating to capital expenditures in excess of $5,000 per annum;

                   (iv) any contract or agreement which by its terms does not terminate or is not terminable without penalty by such entity or any successor or assignee on not more than one month's notice;

                   (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                   (vi) any contract or agreement which by its terms does not terminate or is not terminable without penalty by such entity or any successor or assignee on or at any time after the Closing Date;

                   (vi) any contract not made in the ordinary course of business;

                   (vii) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

                   (ix) any contract containing covenants limiting the freedom of such entity to compete in any line of business or with any person or entity;

                   (x)    any license agreement (as licensor or licensee);

                   (xi) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                   (xii) any contract or agreement with any officer, employee, director or stockholder of SQLBench or with any persons or organizations controlled by or affiliated with any of them.

SQLBench is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule, and none of the Stockholders have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

      2.15 Litigation.  There is no litigation or governmental or administrative
           ----------
proceeding or investigation pending or, to the knowledge of the Stockholders, threatened against SQLBench or any affiliate of SQLBench which may have an adverse effect on SQLBench's properties, assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         2.16 Competition.  TEK Channels International Inc. does not, directly
              -----------
or indirectly, engage in any business which may be competitive with the business of SQLBench or Buyer as presently conducted. TEK Channels International Inc. has entered into a Noncompetition Agreement with the Buyer in the form attached hereto as Exhibit 7.1(k).
          --------------

         2.17 Compliance with Laws.  SQLBench is in compliance with all
              --------------------
applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to SQLBench or to the conduct of its business, and SQLBench has not received notice of a violation or alleged violation of any such statue, ordinance, order, rule or regulation.

         2.18 Insurance.  The only insurance policy maintained by the Company is
              ---------
disclosed on Schedule 2.18 hereto, and such insurance policy is in full force
             -------------
and effect, all premiums with respect thereto are currently paid, and SQLBench is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by SQLBench and is sufficient for compliance by SQLBench with all requirements of law and all agreements and leases to which SQLBench is a party.

         2.19 Warranty or Other Claims.  There are no existing or threatened
              ------------------------
product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against SQLBench for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against SQLBench for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

         2.20 Powers of Attorney.  SQLBench has not granted powers of attorney
              ------------------
which are presently outstanding.

         2.21 Finder's Fee.  None of the Sellers has incurred or become liable
              ------------
for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.22 Corporate Records; Copies of Documents.  The corporate record
              --------------------------------------
books of SQLBench accurately record all corporate action taken by its stockholders and board of directors and committees thereof. The copies of the corporate records of SQLBench, as delivered to Buyer pursuant to this Agreement, are true and complete copies of the originals of such documents. SQLBench has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.23 Employee Benefit Programs; Employees; Labor Relations.
              -----------------------------------------------------

               (a) SQLBench does not have any employment contract, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan or other non-terminable (with or without penalty) arrangement, group insurance, group hospitalization or other employee benefit plan, in each case relating to its employees.

               (b) SQLBench is responsible for and has paid, or will have paid, in accordance with all applicable laws and current policies of SQLBench all amounts due to its employees for any salary, bonus, wages, severance, vacation, sick leave, benefits or other accrued obligations due to its employees for service through the Closing Date. Buyer shall not have any responsibility or liability of any kind whatsoever which relate in any way to any services rendered to SQLBench on or prior to the Closing Date or to any person's status as an employee of SQLBench on or prior to the Closing Date.

               (c) Upon termination of the employment of any of SQLBench's employees, Buyer will not by reason of the transactions contemplated by this Agreement, or anything done prior to or on the Closing Date, be liable to any of said employees for so-called "severance pay" or any other payments.

         2.24 Hazardous Waste, Etc.  No hazardous wastes, substances or
              --------------------
materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by SQLBench and no hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by SQLBench.

      2.25 Disclosure.  The representations, warranties and statements contained
           ----------
in this Agreement and in the certificates, exhibits and schedules delivered to Buyer do not contain any untrue statement of a material fact, and, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the knowledge of the Sellers, there are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of SQLBench which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting SQLBench's industry.


SECTION 3.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.
----------   -----------------------------------------------

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from SQLBench with respect to the breach of any representation or warranty hereunder.

         3.1 SQLBench Shares.  Such Stockholder owns of record and beneficially
             ---------------
the number of the SQLBench Shares set forth opposite such Stockholder's name in

Schedule 3.1 hereto.  Such SQLBench Shares are duly authorized, validly issued,
------------
fully paid, non-assessable
and free and clear of any and all liens, encumbrances, charges or claims.

         3.2 Authority.  Such Stockholder has full right, authority, power and
             ---------
capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                   (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                   (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of SQLBench or on the SQLBench Shares owned by such Stockholder.

         3.3 Finder's Fee.  Such Stockholder has not incurred or become liable
             ------------
for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.4 Agreements.  Each such Stockholder who is employed by SQLBench is
             ----------
not a party to any non-competition, trade secret or confidentiality agreement with any party other than SQLBench. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of SQLBench or to such Stockholder's rights and obligations as a stockholder, director or officer of SQLBench. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of SQLBench, or any organization which has a contract or arrangement with SQLBench. Such Stockholder has not at any time transferred any of the stock of SQLBench held by or for such holder to any employee of SQLBench, which transfer constituted or could be viewed as compensation for services rendered to SQLBench by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving SQLBench to which such Stockholder is a party.

         3.5 Investment Representation.
             -------------------------

               (a) Each Stockholder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, (the "Securities Act").

               (b) Each Stockholder has read or reviewed and is familiar with the Buyer SEC Documents.

               (c) Each Stockholder has had an opportunity to ask questions of and receive answers from Buyer, or a person or persons acting on Buyer's behalf, concerning the terms and conditions of the Buyer Shares and the Note.

               (d) Each Stockholder understands that the Buyer Shares and the Note have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that, while Buyer may in the future register the Buyer Shares and the Note, it is under no obligation to do so, and each Stockholder further understands that such Stockholder is acquiring the Buyer Shares and the Note without being furnished any offering literature or prospectus other than the Buyer SEC Documents.

               (e) Each Stockholder represents that the Buyer Shares and the Note are being acquired solely for such Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; none of the Stockholders has any present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

          (f) Each Stockholder acknowledges and is aware that there are substantial restrictions on the transferability of the Buyer Shares and the Note; the Buyer Shares and the Note cannot be resold unless the Buyer Shares and the Note are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; the Stockholders have no rights to require that the Buyer Shares and the Note be registered under the Securities Act except to the extent expressly provided herein; and there will be no public market for the Buyer Shares and the Note.

          (g) The Stockholders have such knowledge and experience in financial and business matters that they are capable of evaluating the relative risks and merits of the Buyer Shares and the Note.

               (h) Each of the Stockholders is a resident of the State of Georgia.


 SEC      COVENANTS OF THE SELLERS.
 ---      ------------------------

         4.1 Making of Covenants and Agreements.  Sellers hereby make their
             -----------------------------------
respective covenants and agreements set forth in this Section 4.

         4.2 Conduct of Business.  Between the date of this Agreement and the
             -------------------
Closing Date,

SQLBench will, and the Stockholders will cause SQLBench to, conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices.

         4.3 Due Diligence; Production of Documents.  SQLBench shall provide,
             --------------------------------------
and the Stockholders shall cause SQLBench to provide, Buyer with full access to its books, properties, management and employees so as to enable Buyer to conduct such review of the business, assets and property of SQLBench as Buyer shall deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement.

         4.4 Authorization from Others.  Prior to the Closing Date, SQLBench
             -------------------------
shall obtain, and the Stockholders shall use their reasonable best efforts to cause SQLBench to obtain, all authorizations, consents and permits of others required to permit the consummation by SQLBench of the transactions contemplated by this Agreement.

         4.5 Notice of Default.  Promptly upon the occurrence of, or promptly
             -----------------
upon any Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such Seller prior to the date hereof, of any of the representations, warranties or covenants of any Seller contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, such Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

         4.6 Cooperation; Consummation of Agreement; Books and Records.  Each
             ----------------------------------------------------------
Seller shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby, and each Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. SQLBench shall maintain its books and records in accordance with good business practices, on a basis consistent with past practices, and SQLBench shall promptly make available to Buyer such books and records, any other material or information regarding SQLBench as Buyer or its counsel, accountants or other advisors may from time to time reasonably request.

         4.7 Tax Returns.  SQLBench, with the approval of Buyer and in
             ------------
accordance with applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof all federal, state, local and foreign tax returns required to be filed by each SQLBench with respect to taxable periods of SQLBench that include any period ending on or before the Closing Date and (ii) pay all Taxes of SQLBench attributable to periods ending on or before the Closing Date.

         4.8 Satisfaction of Indebtedness.  At or prior to the Closing, SQLBench
             ----------------------------
shall, and the Stockholders shall cause SQLBench to, cause all mortgages, security interests, pledges and other arrangements securing indebtedness or other encumbrances upon the SQLBench Shares or any of SQLBench's properties or assets to be extinguished.

         4.9  Cooperation with Respect to 1996 Audited Financial Statements.
              -------------------------------------------------------------
Each Stockholder shall cooperate with Buyer and shall promptly provide to Buyer all necessary information and documentation requested by Buyer in connection with the preparation of audited financial statements for the period from inception of SQLBench to December 31, 1996.


SECTION 5.      REPRESENTATIONS AND WARRANTIES OF BUYER.
----------      ----------------------------------------

         5.1 Making of Representations and Warranties.  As a material
             ----------------------------------------
inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Sellers contained in this Section 5.

         5.2 Organization.  Each of Buyer and Merger Sub is a corporation duly
             ------------
organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         5.3 Authority.  Each of Buyer and Merger Sub has full right, authority
             ---------
and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer or Merger Sub pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and Merger Sub and no other action on the part of Buyer or Merger Sub is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer or Merger Sub pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer and Merger Sub (as the case may be) enforceable in accordance with their terms. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and each such agreement, document and instrument:

                   (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer or Merger Sub;

                   (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or Merger Sub or, assuming no breach in the representations set forth in Sections 2.5 and
2.24 hereof, require Buyer or Merger Sub to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                   (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment or decree to which Buyer or Merger Sub is a party and which is material to the business and financial condition of Buyer, Merger Sub and affiliated organizations on a consolidated basis.

         5.4 Litigation.  There is no litigation or governmental or
             ----------
administrative proceeding or investigation pending or, to its knowledge, threatened against Buyer or Merger Sub which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.5 Finder's Fee.  Neither Buyer nor Merger Sub has incurred or become
             ------------
liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         5.6 Buyer's Public Information.  Buyer has heretofore furnished the
             --------------------------
Stockholders with information regarding Buyer, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, each as filed with the Securities and Exchange Commission ("SEC"), and will provide to the Stockholders any Current, Annual or Quarterly Report filed by Buyer with the SEC at or prior to the Closing Date (as any such documents have been amended since their original filing, the "Buyer SEC Documents"). As of their respective filing dates, the Buyer SEC Documents did not or will not contain any untrue statements of materiel facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the Buyer SEC Documents complied or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes.

         5.7 Buyer Common Stock.  On the Closing Date, Buyer will have a
             ------------------
sufficient number of authorized but unissued shares of its Common Stock available for issuance to the Stockholders in accordance with the provisions of this Agreement. The Common Stock to be issued pursuant to this Agreement will, when so delivered, be duly and validly issued, fully paid and nonassessable.

         5.8 Buyer Indebtedness.  The Buyer has no material indebtedness or
             ------------------
other obligations not reflected on the face of the Buyer SEC Documents.


SECTION 6.      COVENANTS OF BUYER AND MERGER SUB.
----------      --------- ------------------------

         6.1 Authorization from Others.  Prior to the Closing Date, Buyer and
             -------------------------
Merger Sub shall obtain all authorizations, consents and permits of others required to permit the consummation by it of the transactions contemplated by this Agreement.

         6.2 Cooperation; Consummation of Agreement; Books and Records.  Buyer
             ---------------------------------------------------------
and

Merger Sub shall cooperate with all reasonable requests of Sellers and Sellers' counsel in connection with the consummation of the transactions contemplated hereby, and each of Buyer and Merger Sub shall use their respective best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         6.3 Notice of Default.  Promptly upon the occurrence of, or promptly
             -----------------
upon the Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Buyer prior to the date hereof, of any of the representations, warranties or covenants of the Buyer contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Buyer shall give detailed written notice thereof to the Sellers and shall use its best efforts to prevent or promptly remedy the same.


SECTION 7.   CONDITIONS.
----------   -----------

         7.1 Conditions to the Obligations of Buyer and Merger Sub.  The
             -----------------------------------------------------
obligation of Buyer and Merger Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a)     Representations; Warranties; Covenants.  Each of the
                       --------------------------------------
representations and warranties of the Stockholders contained in Section 2 and
Section 3 shall be true and correct as though made on and as of the Closing Date; and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b)     No Material Change.  There shall have been no material
                       ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of SQLBench since the date hereof.

               (c)     Certificate from Officers.  SQLBench shall have
                       -------------------------
delivered to Buyer a certificate of the President and Chief Financial Officer of SQLBench and each Stockholder shall have delivered a certificate dated as of the Closing Date to the effect that the statements set forth in paragraphs (a) and
(b) above in this Section 7.1 are true and correct.

               (d)     Opinion of Counsel.  At the Closing, Buyer shall have
                       ------------------
received from Perrie, Buker, Jones & Morton, P.C., counsel for SQLBench and the Stockholders, an opinion as of said date, in the form attached hereto as Exhibit7.1(d).
--------------

               (e) No Litigation.  There shall have been no determination by
                   -------------
Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

               (f)     Consents.  SQLBench shall have made, and the
                       --------
Stockholders shall have caused SQLBench to make, all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such entity in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of SQLBench to be acquired by Buyer subsequent to the Closing; and the Sellers shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of SQLBench by Buyer and the consummation of the transactions contemplated by this Agreement.

               (g)     FIRPTA Withholding.  At or prior to the Closing, Buyer
                   ------------------
shall have received from each Stockholder, a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code substantially in the form attached hereto as Exhibit 7.1(g).
                                                      ---------------

               (h)     Employment Agreement.  Klaus Obermeier shall have
                       --------------------
executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit 7.1(h) attached hereto.
        --------------

               (i)     Cancellation of OEM Agreement.  All parties to that
                       -----------------------------
certain Software OEM Agreement, dated as of November 11, 1996, among, inter
                                                               ------ -----
alia, Buyer and SQLBench (as amended or modified to date, the "OEM Agreement") shall have been terminated effective October 1, 1997 and SQLBench shall have made a payment in cash to Buyer immediately prior to the Closing in an amount equal to $630,000 in respect of refunded prepaid royalties under the OEM Agreement.

               (j)     Closing of Alpha Transaction.  All conditions to the
                       ----------------------------
closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of the date hereof, among the Buyer, Alpha and the stockholders of Alpha (the "Asset Purchase Agreement") shall have been satisfied or waived and the transactions contemplated by the Asset Purchase Agreement shall have been consummated.

               (k)     Noncompete.  TEK Channels International Inc. shall have
                       ----------
entered into a Noncompetition Agreement with the Buyer in the form attached hereto as Exhibit 7.1(k).
          ---------------

         7.2 Conditions to Obligations of the Stockholders.  The Stockholders'
             ---------------------------------------------
obligations to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a)     Representations; Warranties; Covenants.  Each of the
                       --------------------------------------
representations and warranties of Buyer contained in Section 5 shall be true and correct as though made on and as of the Closing Date; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Sellers a certificate of the Chief Executive Officer, President or Treasurer of Buyer dated as of the Closing Date to such effect.

               (b)     No Material Change.  There shall have been no material
                       ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Buyer since the date hereof.

               (c)     Opinion of Counsel.  At the Closing, the Stockholders
                       ------------------
shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in the form attached hereto as Exhibit 7.2(b).
                                                        --------------

               (d)     No Litigation.  There shall have been no determination
                       -------------
by the Sellers, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

               (e)     Consents.  The Buyer shall have made all filings with and
                       --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by such entity in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of SQLBench to be acquired by Buyer subsequent to the Closing; and the Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Sellers, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of SQLBench by Buyer and the consummation of the transactions contemplated by this Agreement.

               (f)     Employment Agreement.  The Buyer shall have executed
                       --------------------
and delivered to Klaus Obermeier an Employment Agreement in substantially the form of Exhibit 7.1(h) attached hereto.
        --------------

               (g)     Closing of Alpha Transaction.  All conditions to the
                       -----------------------------
closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of the date hereof, among the Buyer, Alpha and the stockholders of Alpha (the "Asset Purchase Agreement") shall have been satisfied or waived and the transactions contemplated by the Asset Purchase Agreement shall have been consummated.


SECTION 8.      TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
----------      --------------------------------------------

         8.1 Termination.  At any time prior to the Closing, this Agreement
             -----------
may be
terminated as follows:

                   (i) by mutual written consent of all of the parties to this Agreement;

                   (ii) by Buyer, pursuant to written notice by Buyer to the Sellers, if any of the conditions set forth in Section 7.1 of this Agreement have not been satisfied at or prior to the Closing Date and Buyer is not then in default hereunder; and

                   (iii) by the Sellers, pursuant to written notice by Sellers to Buyer, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the Closing and the Sellers are not then in default hereunder.

         8.2 Effect of Termination.  All obligations of the parties hereunder
             ----------------------
shall cease upon any termination pursuant to Section 8.1; provided, however,
                                                          --------  -------
that the provisions of this Section 8, Section 10.1 and Section 10.9 hereof shall survive any termination of this Agreement.


SECTION 9.      RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
----------      ---------------------------------------------

         9.1 Survival of Warranties; Setoff.
             -------------------------------

               (a) Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto. Subject to Section 9.1(c) below, each party shall be liable to any other party for all damages, liabilities, losses, taxes, fines, penalties, expenses or costs (including reasonable attorneys fees and expenses) of any kind or nature whatsoever (collectively "Losses") which may be sustained, suffered or incurred by or against such party as a result of any breach of this Agreement or any document or instrument related hereto or in any Schedule, exhibit or certificate delivered pursuant hereto.

               (b) Subject to Section 9.1(c) below, any breach by the Stockholders of a representation, covenant or obligation contained in this Agreement, in any agreement or document related hereto (other than the employment agreement of Klaus K. Obermeier) or in any Schedule, exhibit or certificate delivered pursuant hereto shall entitle Buyer first to set off from any future payment that Buyer is to make pursuant to the Note, amounts equal to the Losses sustained, suffered or incurred by or made against the Buyer as a result of such breach and then to collect the balance, if any, directly from the Stockholders.

               (c) Notwithstanding the foregoing, the Stockholders shall not have any liability to Buyer or Merger Sub for any breach of or noncompliance with this Agreement

(and with any other document executed by any of the Sellers in connection herewith), including by way of set off from any future payments that Buyer is required to make to Stockholders pursuant to the Note, unless (a) the aggregate amount of all Losses shall exceed $25,000, and thereafter, Stockholders shall only be liable for Losses in excess of said $25,000; and (b) such claim, except claims with respect to Section 2.8 or Section 2.13 which may be asserted until the expiration of the applicable statue of limitations, is asserted against the Stockholders (whether or not such Losses have actually been incurred) on or before the third anniversary of the Closing Date. Buyer and Merger Sub agree to reasonably cooperate to minimize Losses.

               (d) Notwithstanding the foregoing, neither Buyer nor Merger Sub shall have any liability to any Stockholder for breach of or noncompliance with this Agreement or with any other document executed by Buyer or Merger Sub in connection herewith except the Note or the Employment Agreement of Klaus K. Obermeier, unless and until (a) the aggregate amount of all Losses shall exceed $25,000, in which case, Buyer and Merger Sub shall thereafter only be liable for Losses in excess of said $25,000; and (b) such claim is asserted against Buyer and/or Merger Sub (whether or not such Losses have been actually incurred) on or before the third anniversary of the Closing Date. The Stockholders agree to reasonably cooperate to minimize Losses.


SECTION 10.  MISCELLANEOUS.
-----------  --------------

         10.1 Fees and Expenses.
              -----------------

               (a) Except as set forth herein, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers or the Stockholders relating in any way to the Merger and the transactions contemplated hereby, including without limitation, legal, accounting or other professional expenses of SQLBench or the Stockholders, shall be charged to or paid by Buyer; except that the Buyer expressly agrees to pay all expenses for and relating to the audit of the financial records of SQLBench that are to be prepared in accordance with Section 4.9 of this Agreement.

               (b) The Stockholders will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the SQLBench Shares to Buyer as contemplated by this Agreement, including without limitation, all sales, use, excise, real property and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Notwithstanding the foregoing, the Stockholders shall not be liable for any costs of obtaining or transferring permits, registrations, applications and other tangible or intangible properties, that would not have been necessary for the conduct of business of SQLBench in the jurisdictions and in the manner in which SQLBench did business on the date hereof.

         10. Governing Law.  This Agreement shall be construed under and
             -------------
governed by the internal laws of the Commonwealth of Massachusetts, U.S.A. without regard to its conflict of laws provisions. For any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby, the parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of (i) The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and (ii) the local, state and federal courts of general jurisdiction in the jurisdiction of the Stockholders' domicile at the time such action is initiated provided that the Stockholders are domiciled in the United States, and the parties further agree not to commence any such action, suit or proceeding except in such courts. The parties hereto further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby in courts referenced in this Section 10.2 under the applicable circumstances, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.

         10.3 Notices.  Any notice, request, demand or other communication
              -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER OR MERGER SUB:       Segue Software, Inc.
----------------------
                              1320 Centre Street
                              Newton Centre, MA 02159
                              Attn:  J. Jeffrey Bingenheimer
                                     Chief Financial Officer
                              Facsimile: 617-795-1621

With a copy to:               Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA  02109
                              Attn:  Jeffrey C. Hadden, Esq.
                              Facsimile:  617-523-1231

TO SQLBENCH OR
--------------
THE STOCKHOLDERS:             Klaus K. Obermeier
----------------
                              430 Tenth Street, N.W.
                              Suite S-103

                              Atlanta, Georgia 30318
                              Facsimile:  770-399-9533

With a copy to:               Perrie, Buker, Jones & Morton, P.C.
                              115 Perimeter Center Place, Suite 170
                              Atlanta, GA  30346
                              Attn:  Charles E. Buker, III, Esq.
                              Facsimile:  770-804-0509

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         10.4 Entire Agreement.  This Agreement, including the Schedules and
              ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      10.5 Assignability; Binding Effect.  Prior to the Closing, this Agreement
           -----------------------------
shall only be assignable by Buyer and Merger Sub to a corporation, partnership or limited liability company controlling, controlled by or under common control with Buyer upon written notice to the Sellers. After the Closing, Buyer's and Merger Sub's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Sellers without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     10.6  Access to Records.  After the Closing, upon the reasonable request of
           -----------------
the Stockholders, the Buyer and Merger Sub shall afford to the Stockholders and their accountants and attorneys, for the purpose of preparing tax returns, access to the books and records of SQLBench for time periods prior to the Closing Date which books and records are in the possession of the Buyer or Merger Sub following the consummation of the transactions contemplated hereby. Should Buyer or Merger Sub elect to dispose of any such books or records in any manner prior to the seventh anniversary of the Closing Date, then the disposing party shall notify the Stockholders of the intent to do so and shall offer the Stockholders the opportunity to receive such books and records, or at the Stockholders' expense, full and complete copies thereof; provided that if the Buyer or Merger Sub, as the case may be, shall so request, the Stockholders shall first enter into appropriate confidentiality and nondisclosure agreements with the Buyer or Merger Sub, in a form acceptable to Buyer or Merger Sub, as the case may be, with regard to such books and records.

      10.7 Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only
and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      10.8 Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      10.9 Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      10.10 Publicity and Disclosures.  No press releases or public disclosure,
            -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer, SQLBench and the Stockholders.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

BUYER:                           SEGUE SOFTWARE, INC.
-----


                                 By: /s/  J. Jeffrey Bingenheimer
                                     -----------------------------------------
                                     Name:
                                     Title:


MERGER SUB:                      SGE MERGER CORP.
----------


                                 By: /s/  J. Jeffrey Bingenheimer
                                     -----------------------------------------
                                     Name:
                                     Title:


SELLERS:                         SQLBENCH INTERNATIONAL, INC.
-------


                                 By: /s/ Klaus K. Obermeier
                                     -----------------------------------------
                                     Name:
                                     Title:


                                     /s/ Klaus K. Obermeier
                                     -----------------------------------------
                                     Klaus K. Obermeier


                                     /s/ Susan P. Obermeier
                                     -----------------------------------------
                                     Susan P. Obermeier